EXHIBIT 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 22, 1995, included in Form 8-K of Applebee's International, Inc. dated May 15, 1995, and all references to our Firm included in this Registration Statement.








Arthur Andersen LLP
Atlanta, Georgia
May 15, 1995